 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K/A

Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 18, 2020

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York		10153
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

The Estée Lauder Companies Inc. (the “Company”) is filing this Form 8-K/A to provide additional information regarding the Post-COVID Business Acceleration Program (the “PCBA Program” or the “Program”), a two-year restructuring program previously disclosed by the Company.

The Company's initial Form 8-K concerning the PCBA Program, filed on August 20, 2020, noted (i) that the Program was expected to include a number of initiatives, (ii) that the Program, once fully implemented, was expected to result in related restructuring and other charges totaling between $400 million and $500 million, before taxes, (iii) that the Program, once fully implemented, was expected to yield annual benefits, primarily in selling, general and administrative expenses, of between $300 million and $400 million, before taxes, of which the Company expected to reinvest a portion behind future growth initiatives, (iv) that the Company estimated a net reduction over the duration of the PCBA Program in the range of 1,500 to 2,000 positions globally (updated range to 2,000 to 2,500 in August 2021), including temporary and part-time employees and the retraining and redeployment of certain employees and (v) that the Company was unable to determine the estimated amount or range of amounts to be incurred by major cost type and future cash expenditures pursuant to the Program.

The Company has since disclosed information about specific initiatives approved under the PCBA Program, including in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 filed on May 3, 2022, which provided information about specific initiatives approved cumulatively through April 26, 2022. The Company is filing this Form 8-K/A to provide details about specific initiatives approved since April 26, 2022.

After reviewing additional potential initiatives and the progress of previously approved initiatives under the PCBA Program that are being implemented, the Company has revised its estimates for cost approvals under the Program. Inclusive of approvals from inception through June 28, 2022, the Company now estimates that the PCBA Program may result in related restructuring and other charges totaling between $500 million and $515 million, before taxes, consisting primarily of employee severance, asset write-offs, product returns, contract terminations and other costs to implement these initiatives. The Company now estimates a net reduction over the duration of the PCBA Program in the range of 2,500 to 3,000 positions globally, including temporary and part-time employees. Once fully implemented, the Company expects the Program to yield annual benefits, primarily in selling, general and administrative expenses, of between $390 million and $410 million, before taxes. The Company expects to reinvest a portion behind future growth initiatives.

Between April 27, 2022 and June 28, 2022, the Company approved the following initiatives under the PCBA Program:

•Optimize Select Marketing, Brand and Global Functions – The Company has approved initiatives to reduce organizational complexity and leverage scale across various Global functions. These actions will result in employee severance and asset write-offs, as well as consulting and other professional services for the design and implementation of the future structures and processes.

•Optimize Digital Organization and Other Go-To-Market Organizations – The Company approved initiatives to enhance its go-to-market capabilities and shift more resources to support online growth. These actions will result in a net reduction of the workforce, which includes position eliminations, the re-leveling of certain positions and an investment in new capabilities.

•Optimize Distribution Network – To help restore profitability to pre-COVID-19 pandemic levels in certain areas of its distribution network and, as part of a broader initiative to be completed in phases, the Company has approved initiatives to close a number of underperforming freestanding stores, counters and other retail locations, mainly in certain affiliates across all geographic regions. These anticipated closures reflect changing consumer behaviors including higher demand for online and omnichannel capabilities. These activities will result primarily in termination of contracts, inventory write-offs, a net reduction in workforce and product returns.

•Brand Transformation – In reviewing the Company’s brand portfolio to accelerate growth within the makeup product category and to support long-term investments, the decision was made to strategically reposition Smashbox to capitalize on changing consumer preferences and to mitigate the impact caused by the COVID-19 pandemic on the brand. These actions will result primarily in product returns and inventory write-offs.

Once the relevant accounting criteria have been met, the Company expects to record restructuring and other charges of approximately $154 million (before tax) in connection with these initiatives, which are expected to result in future cash expenditures. The Company expects that the majority of these charges will be recorded through the first half of fiscal 2023. As a result of these additional charges, the Company now estimates full year fiscal 2022 PCBA Program charges of $120 million to $140 million, equal to $.26 to $.30 per diluted net earnings per common share.

Of the $500 million to $515 million restructuring and other charges expected to be incurred in connection with the PCBA Program, total cumulative charges approved by the Company through June 28, 2022 were:

	Sales Returns (included in Net Sales)	Cost of Sales	Operating Expenses		Total
(In millions)			Restructuring Charges	Other Charges
Approval Period
Cumulative through April 26, 2022	$23	$3	$312	$23	$361
April 27, 2022 - June 28, 2022	20	6	112	16	154
Cumulative through June 28, 2022	$43	$9	$424	$39	$515

Included in the above table, cumulative restructuring initiatives approved by the Company through June 28, 2022 were:

(In millions)	Employee- Related Costs	Asset- Related Costs	Contract Terminations	Other Exit Costs	Total
Approval Period
Cumulative through April 26, 2022	$135	$146	$28	$3	$312
April 27, 2022 - June 28, 2022	80	15	15	2	112
Cumulative through June 28, 2022	$215	$161	$43	$5	$424

The forward-looking statements contained herein, including those relating to our expectations regarding charges and diluted net earnings per common share, involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include current economic and other conditions in the global marketplace, actions by retailers and consumers, competition, the Company’s ability to successfully implement its long-term strategic plan and those factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	June 29, 2022	By:	/s/ Tracey T. Travis
Tracey T. Travis
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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